Exhibit 99.3

Soul and Vibe Interactive, Inc. and Subsidiary

(A Development Stage Company)

Pro-Forma Consolidated Balance Sheet

(Unaudited)

November 30,
2012

ASSETS
Current Assets
Cash and cash equivalents	$1,548

Total Current Assets	1,548

Other Assets
Deferred offering costs	3,789

Assets From Discontinued Operations	23,604

Total Assets	$28,941

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$17,668
Note payables, related party	69,313
Accrued interest, related party	2,895
Note payable	11,874
Accrued interest	453
Liabilities from discontinued operations	13,371

Total Current Liabilities	115,574

Shareholders’ Equity (Deficit)
Preferred stock, $0.001 par value, 10,000,000 authorized, none issued	-
Common stock, $0.001 par value, 300,000,000 authorized, 109,000,000 issued and outstanding	109,000
Additional paid-in capital	39,947
Accumulated deficit	(235,580)

Total Stockholders’ Equity (Deficit)	(86,633)

Total Liabilities and Stockholders’ Equity (Deficit)	$28,941

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Soul and Vibe Interactive, Inc. and Subsidiary

(A Development Stage Company)

Pro-Forma Consolidated Income Statement

(Unaudited)

For the Nine
Months Ended
November 30,
2012

Revenue	$-

Operating Expenses
General and administrative	29,982
Professional fees	6,150
Marketing expense	40
Rent expense	6,750
Salaries and wages	63,000

Total Operating Expenses	104,922

Net Operating Loss	(104,922)

Other Income (Expense)
Interest expense	(2,983)

Net Loss Before Taxes from Continuing Operations	(107,905)

Income taxes	-

Net Loss From Continuing Operations	(107,905)

Loss From Discontinued Operations	(7,643)

Net Loss	$(115,548)

2

Soul and Vibe Interactive, Inc. and Subsidiary

(A Development Stage Company)

Pro-Forma Consolidated Income Statement

(Unaudited)

NOTE 1 – SHARE EXCHANGE AGREEMENT

On February 6, 2013, Soul and Vibe Interactive Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) by and among the Company, Soul and Vibe Entertainment, Inc., a Nevada corporation (“Soul”) and the sole shareholder of Soul (the “Shareholder”), all related parties. Pursuant to the Agreement, Soul became a wholly owned subsidiary of the Company (the “Exchange”). As consideration for the Exchange, the Shareholder exchanged an aggregate of 18,000,000 shares of common stock of Soul, constituting all shares of capital stock of Soul issued and outstanding (the “Soul Shares”) for an aggregate of 37,000,000 shares of the Company’s common stock (the “Common Stock”). The Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration exchanged, the process of exchanging the consideration and the effect of the Exchange.

The Exchange was deemed to be an acquisition of a related party entity in accordance with Accounting Standards Codification (“ASC”) 850, Business Combinations. As such, the Company did not recognize any step-up fair value basis in the assets or liabilities of Soul from the Exchange and were recorded in the consolidated financial statements at their historical carrying amounts.

There were no material transactions between the period ending September 30, 2012 and November 30, 2012 for Soul other than the contribution of approximately $15,500 in accrued wages and rent expense by the Shareholder. Additionally, there were no material transactions between Soul and the Company during the period from September 30, 2012 and November 30, 2012 that would require elimination in consolidation.

NOTE 2 – DISCONTINUED OPERATIONS

Subsequent to entering into the Agreement, the Company’s management elected to discontinue to the operations of its energy liquid-gel capsule business. As such, all assets, liabilities and expenses of the energy liquid-gel business have been presented as discontinued operations in the pro forma consolidated financial statements. The Company exchanged the inventory for liabilities of the Company in the amount of $60,666 on March 26, 2013, including the related notes payable, which far exceeded the value of the inventory.” A summary of those assets, liabilities and expenses as of and for the nine months ended November 30, 2012 are as follows:

ASSETS
Inventory	$23,604
Total Assets	$23,604

CURRENT LIABILITIES
Accounts payable	$9,451
Accrued expenses	3,920
Total Current Liabilities	$13,371

Operating Expenses
General and Administrative	$7,643

Loss From Discontinued Operations	$7,643

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	Soul and Vibe Entertainment, Inc.	Soul and Vibe Interactive Inc.			Soul and Vibe Interactive Inc. and Subsidiary
	September 30, 2012	November 30, 2012	Acquisition Entry	Consolidation Entry	November 30, 2012
	(Unaudited)	(Unaudited)			(Unaudited)
ASSETS

Current Assets
Cash & Cash Equivalents	$1,411	$137			$1,548

Total Current Assets	1,411	137			1,548

Other Assets
Deferred Offering Costs	3,789	-			3,789

Assets From Discontinued Operations	-	23,604			23,604

Total Assets	$5,200	$23,741			$28,941

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

Current Liabilities
Accounts Payable	$16,278	$1,390			17,668
Loan from Shareholder - current portion	39,500	-			39,500
Accrued Interest		453			453
Accrued Interest, related party		2,895			2,895
Note Payable		11,874			11,874
Note Payable, related party		29,813			29,813
Liabilities from Discontinued Operations		13,371			13,371

Total Current Liabilities	55,778	59,796			115,574

Total Liabilities	55,778	59,796			115,574

Shareholder's Equity (Deficit)
Preferred Stock, $0.001 par value, 10,000,000 authorized, none issued	-	-			-
Common Stock, $0.001 par value, 300,000,000 authorized, 109,000,000 issued & outstanding	18,000	72,000	37,000	(18,000)	109,000
Additional Paid-in Capital	112,947	(54,000)	93,947	(112,947)	39,947
Accumulated Deficit	(181,525)	(54,055)			(235,580)

Total Shareholder's Equity (Deficit)	(50,578)	(36,055)			(86,633)

Total Liabilities & Shareholder's Equity (Deficit)	$5,200	$23,741	130,947	(130,947)	$28,941

The accompanying notes are an integral part of these financial statements

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	Soul and Vibe Entertainment, Inc.	Soul and Vibe Interactive Inc.	Consolidated
	Nine Months Ended September 30, 2012	Nine Months Ended November 30, 2012	Nine Months Ended November 30, 2012

Revenues	$-	$-	$-
Cost of Sales	-	-	-

Gross Profit	-	-	-

Operating Expenses
General & Administrative	28,982	-	28,982
Legal & Professional Expense	-	6,150	6,150
Marketing Expense	40	-	40
Rent or Lease Expense	6,750	-	6,750
Wage Expense	63,000	-	63,000

Total Operating Expenses	98,772	6,150	104,922

Operating Loss	(98,772)	(6,150)	(104,922)

Other Income (Expense)
Interest Expense	(916)	(2,067)	(2,983)

Total other Income (Expense)	(916)	(2,067)	(2,983)

Net Loss before Taxes and
Discontinued Operations	(99,687)	(8,217)	(107,905)

Income Tax	-	-	-

Loss From Discontinued Operatons	-	(7,643)	(7,643)

Net Loss	$(99,687)	$(15,860)	(115,548)

The accompanying notes are an integral part of these financial statements

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